CERTIFICATE OF INCORPORATION

                                       OF

                        EAST COAST VENTURE CAPITAL, INC.



                   The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                   FIRST: The name of the corporation (hereinafter called the "Corporation") is EAST COAST VENTURE CAPITAL, INC.

                   SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                   THIRD: Subject to the following paragraph, the purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                   The Corporation is organized and chartered solely for the purpose of operating under Section 301(d) of the Small Business Investment Act of 1958, as amended (the "Act"), and shall make investments pursuant to the Act solely in small business concerns which will contribute to a well-balanced national economy by facilitating ownership in such concerns by persons whose participation in the free enterprise system is hampered because of social or economic disadvantages and shall operate in the manner and shall have the powers, responsibilities, and be subject to the limitations provided by the Act and the regulations issued by the Small Business Administration ("SBA") thereunder.

                   FOURTH:

                   (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 30,000,000, 25,000,000 of which are common shares, par value $.01 per share, each entitled to one vote per share, and 5,000,000 of which are preferred shares, par value $.01 per share.

         Subject to the prior approval of the SBA, the shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

                   No holder of any of the shares of the stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for any unissued stock of any class, or any additional shares of any class to be issued by reason of any issuances of capital stock of the Corporation or any increase of the authorized capital stock of any class of the Corporation, or bonds, certificates of indebtedness, debentures, or other securities convertible into stock of any class of the Corporation, or carrying any right to purchase stock of any class of the Corporation, but any such unissued stock or any such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its discretion."

                   (b) GRANT OF LIQUIDATING INTEREST TO THE UNITED STATES SMALL BUSINESS ADMINISTRATION AND CREATION OF RESTRICTED CONTRIBUTED CAPITAL SURPLUS ACCOUNT.

                   (i) DEFINITIONS: For the purposes of this Article 4(b) the following terms shall have the meaning hereinafter set forth:

                        "LIQUIDATING INTEREST" shall mean a preferential limited ownership interest in a capital surplus account created by the predecessor of the Corporation and known as the "Restricted Contributed Capital Surplus Account". The Liquidating Interest has been granted to the United States Small Business Administration in conjunction with a redemption at a discount of the predecessor's Series A Preferred Stock, with a 3% dividend rate, formerly held by the United States Small Business Administration, as contemplated and authorized by Public Law 101-162, dated November 21, 1989.

                        "RESTRICTED CONTRIBUTED CAPITAL SURPLUS" shall mean the capital account which will be used solely for the purpose of recording on the accounts of the


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


                        Corporation, a credit representing the difference between the purchase price paid for the redemption of the Series A Preferred Stock, and the aggregate par value of the Series A Preferred Stock.

                        THE "SHARES" shall mean the aggregate number of shares of Series A Preferred Stock repurchased.

                        "PURCHASE PRICE" shall mean the aggregate value of the consideration paid to the United States Small Business Administration by the predecessor to the Corporation for the Shares, including the right to any unpaid dividends accrued thereon.

                        "DISCOUNT" shall mean the amount by which the aggregate par value of the repurchased Series A Preferred Stock exceeded the Purchase Price.

                   (ii) LIQUIDATING INTEREST

                        Pursuant to a preferred stock repurchase agreement dated August 15, 1994 between the United States Small Business Administration and the predecessor to the Corporation (the "Agreement"), the Corporation shall carry on its balance sheet a capital account designated Restricted Contributed Capital Surplus and the Corporation shall grant to the United States Small Business Administration a Liquidating Interest in the Restricted Contributed Capital Surplus Account.

                        The initial value of the Liquidating Interest shall be equal to $650,000.00 and shall decline on a straight-line basis at the end of each month by an amount equal to 1/60th (1.6667%) of its original amount beginning one month after the date of the Agreement. Upon the occurrence of any Event of Default (as defined in the Agreement) the value of the Liquidating Interest shall become fixed at the level immediately preceding the Event of Default and shall not decline further until such time as the default is cured or waived.

                        The  Liquidating  Interest  shall expire on the later of
                        (i) the date sixty (60) months from the date of the Agreement, or (ii) if an Event of Default has occurred and such default has been cured or waived, such later date on which the Liquidating Interest is fully amortized.

                        If, prior to the expiration of the Liquidating Interest as set forth above, the Corporation's Board of Directors or its shareholders authorize the liquidation of the Corporation, or a judicial order is issued directing the voluntary or involuntary liquidation of the Corporation, or the United States


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


                        Small Business Administration initiates receivership or liquidation proceedings, pursuant to the Act, and the regulations adopted thereunder, any assets which are available, after the payment or the provision for the payment of all debts of the Corporation, shall be distributed first to the United States Small Business Administration until the fair market value of such assets is equal to the amount of the Liquidating Interest or all remaining assets have been distributed to the United States Small Business Administration.

                   (c) The provisions of 13CFR ss.107.1810(i) are hereby incorporated by reference into this Certificate of Incorporation as if fully set forth herein. This Corporation hereby consents to the exercise by the United States Small Business Administration of all rights of the United States Small Business Administration under 13CFR ss.107.1810(i) and agrees to take all actions which the United States Small Business Administration may require in accordance with such provisions.

                   FIFTH: The name and the mailing address of the incorporator are as follows:

                   NAME              MAILING ADDRESS

                   Stuart Neuhauser  Berlack, Israels & Liberman LLP
                                     120 West 45th Street
                                     New York, New York 10036

                   SIXTH: The corporation is to have perpetual existence.

                   SEVENTH: Subject to the prior approval of the SBA, whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under ss.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


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


                   EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                   1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws, but shall always equal or exceed three (3) members. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

                   2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of ss.109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of ss.141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                   3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of ss.242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                   NINTH: Subject to Section 314 of the Act, the personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of ss.102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                   TENTH: Subject to the SBA's required standard of care described in the next paragraph of this Article Tenth, the Corporation shall, to the fullest extent permitted by the provisions of ss.145 of the General Corporation Law of the State of Delaware, as the same may be


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


amended and supplemented, but only to the extent of the Corporation's assets less its liabilities, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section which may be incurred by or asserted against such persons by reason of any action taken or entitled to be taken on behalf of the Corporation and in furtherance of its interests, and the indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                   Neither the directors, officers, employees or agents shall be liable to the Corporation for any action taken or omitted to be taken by it or any other person in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

                   To the extent that a person claiming indemnification under this Article Tenth has been successful on the merits in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified with respect to such matter as provided in this Article Tenth. Except as provided in the foregoing sentence and as provided below with respect to advance payments, any indemnification under this Article Tenth shall be paid only upon determination that the person to be indemnified has met the standard of care set forth in the preceding paragraph.

                   A determination that a person to be indemnified has met the standard of care shall be made by a committee of the Corporation whose members are not affiliated with the person seeking indemnification or in a written opinion by independent legal counsel selected by disinterested members of the Board of Directors. The person making such determination is authorized to make such determination on the basis of its evaluation of the records of the Corporation and of the statements of the party seeking indemnification and is not required to perform any independent investigation in connection with any such determination. Any person making any such determination is authorized, however, in its sole discretion, to take such other actions (including engaging counsel) as its deems advisable in making such determination.

                   Expenses incurred by any person in respect of any such costs, expenses, damages, claims, liabilities, fines, and judgments (including any cost of the defense of any claim, action, suit, proceeding or investigation, by or before any court or administrative or legislative body or authority) may be paid by the Corporation in advance of the final disposition of any such claim or action upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined as provided above that such person is entitled to be indemnified by the Corporation as authorized in this Article Tenth.


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


                   The rights of indemnification provided in this Article Tenth shall be the exclusive rights of all directors, officers, employees and agents of the Corporation to indemnification by the Corporation.

                   This Article Tenth shall not constitute a modification, limitation or waiver of Section 314(b) of the Act, or a waiver by the SBA of any of its rights pursuant to such Section 314(b).

                   ELEVENTH: Subject to the prior approval of the SBA (to the extent required by applicable laws and regulations governing the activities of the Corporation), from time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on June 24, 1998.

                                                /s/ STUART NEUHAUSER
                                                    ----------------------------
                                                    Stuart Neuhauser
                                                    Incorporator


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